THE STEAK N SHAKE COMPANY NEWS RELEASE

INDIANAPOLIS, December 17, 2009 /PRNewswire-First Call/ -- The Steak n Shake Company’s (NYSE: SNS) previously announced 1-for-20 reverse stock split will be effective at the close of business on Friday, December 18, 2009.  Accordingly, the Company’s stock will begin trading at the split-adjusted price on Monday, December 21, 2009.  No fractional shares will be issued in connection with the reverse stock split. Shareholders will receive a cash payment in lieu of fractional shares based upon the average of the high and low trading prices on December 18, 2009.

About Steak n Shake

The Steak n Shake Company is a diversified holding company. Its most significant operating subsidiary is Steak n Shake Operations Inc., a classic American brand founded in 1934. The chain of 485 restaurants serves premium burgers and milkshakes.

Risks Associated with Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Steak n Shake cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. Steak n Shake does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Further information on the types of factors that could affect Steak n Shake and its business can be found in the company’s filings with the SEC.

Contact:	Duane Geiger
(317) 633-4100